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                                                                   EXHIBIT 10.19


                               PURCHASE AGREEMENT

         This Purchase Agreement (the "Agreement"), dated as of February 27, 2004, is between Applix, Inc., a Massachusetts corporation (the "Company"), and Brad Fire (the "Buyer").

         WHEREAS, the Company desires to sell and the Buyer desires to purchase shares of common stock of the Company, $.0025 par value per share ("Applix Common Stock"), on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION I
                           PURCHASE AND SALE OF SHARES

         1.01 Sale of Shares. The Company agrees to sell, assign, transfer and deliver to the Buyer on the Closing Date (as defined below) 328,947 shares of Applix Common Stock (the "Shares"), and the Buyer agrees to purchase the Shares from the Company on the Closing Date, pursuant to this Agreement.

         1.02 Purchase Price. In full consideration of the sale of the Shares by the Company, the Buyer shall pay to the Company on the Closing Date $4.56 per share, which represents the average of the last reported sales price per share of Applix Common Stock on the NASDAQ SmallCap Market over the five consecutive trading days ending on the date prior to the Closing Date, or a total of $1,499,998.32. The purchase price shall be paid by the wire transfer of immediately available funds to an account designated by the Company.

         1.03 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the date hereof (the "Closing Date"). The Company shall deliver to the Buyer a stock certificate representing the Shares, against payment of the aggregate purchase price in accordance with
Section 1.02 of this Agreement, as soon as practicable after the Closing, but in no event more than one week after the Closing Date.

                                   SECTION II
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         In order to induce the Company to sell the Shares, the Buyer represents and warrants to the Company as follows:

         2.01     Investor Representations.

                  (a) The Buyer is acquiring the Shares for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.
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                  (b)      The Buyer has had adequate opportunity to obtain from
representatives of the Company such information about the Company as is necessary for the Buyer to evaluate the merits and risks of the acquisition of the Shares.

                  (c) The Buyer has sufficient expertise in business and financial matters to be able to evaluate the risks involved in the acquisition of the Shares and to make an informed investment decision with respect to such acquisition.

                  (d) The Buyer understands that the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; and the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

                  (e) A legend substantially in the following form will be placed on the certificate(s) representing the Shares:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

         2.02 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act, any applicable state securities laws and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), neither the execution and delivery by the Buyer of this Agreement, nor the consummation by the Buyer of the transactions contemplated hereby, will (a) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency, (b) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, or require any notice, consent or waiver under, any contract or instrument to which the Buyer is a party or by which he is bound or to which any of his assets are subject, except for (i) any conflict, breach or default which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or
(c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of his properties or assets.

         2.03 Brokers. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                                  SECTION III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         In order to induce the Buyer to purchase the Shares, the Company represents and warrants to the Buyer as follows:


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         3.01     Organization, Qualification and Corporate Power. The Company
is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company's business, assets, condition (financial or otherwise) or results of operation (a "Company Material Adverse Effect"). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Buyer complete and accurate copies of its Articles of Organization and By-laws.

         3.02 Capitalization. The authorized capital stock of the Company consists of (a) 30,000,000 shares of Applix Common Stock, of which 13,113,886 shares were issued and outstanding as of January 31, 2004, and (b) 1,000,000 shares of preferred stock, $.01 par value per share, of which no shares are issued or outstanding. The rights and privileges of each class of the Company's capital stock are set forth in the Company's Articles of Organization. All of the Shares will be, when issued on the terms and conditions of this Agreement, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Company's Articles of Organization or By-laws or any agreement to which the Company is a party or is otherwise bound.

         3.03 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

         3.04 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act, any applicable state securities laws and the Exchange Act, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Articles of Organization or By-laws of the Company, (b) require on the part of the Company any filing with, or permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which it is bound or to which any of its assets are subject, except for (i) any conflict, breach or default which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company of any of its properties or assets.


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         3.05     Reports and Financial Statements. The Company has previously furnished or made available to the Buyer complete and accurate copies, as amended or supplemented, of the Company' Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, and all other reports filed by the Company under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the Securities and Exchange Commission since March 31, 2003, each as amended to date (the "Company Reports"). The Company Reports constitute all of the documents required to be filed by the Company under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from March 31, 2003 through the date of this Agreement. The audited financial statements and unaudited interim financial statements of the Company (as amended) included in the Company Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange
Act), and (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein.

         3.06 Brokers. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                                   SECTION IV
                                  MISCELLANEOUS

         4.01 Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements between them, whether written or oral, with respect to its subject matter.

         4.02 Governing Law. This Agreement and the rights and obligations of the parties under it shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to the rules and principles of conflicts of laws thereof.

         4.03 Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document.


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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        APPLIX, INC.

                                        By: /s/ Milton A. Alpern
                                            ----------------------------------
                                        Name: Milton A. Alpern
                                        Title:  Chief Financial Officer





                                        /s/ Brad Fire
                                        --------------------------------------
                                        Brad Fire







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